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                                                                    Exhibit 11.1

                            Pacific Mercantile Bank
        Statement Regarding Computation of Pro Forma Net Loss Per Share
                    For the Year Ended to December 31, 1999

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        Actual:

        Net loss                                                                      $   (2,750,200)
                                                                                      ==============

        Weighted average shares                                                            1,233,057
                                                                                      ==============

        Net loss per share                                                            $        (2.23)
                                                                                      ==============

        Pro forma:

        Net loss                                                                      $   (2,750,200)
                                                                                      ==============

        Weighted average shares                                                            1,233,057

        Shares issued in the reorganization                                                3,000,000
                                                                                      --------------

        Pro forma shares issued and outstanding                                       $    4,233,057
                                                                                      ==============

        Pro forma net loss per share                                                  $        (0.65)
                                                                                      ==============
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